Exhibit 99.1

PRESS RELEASE

For release:          August 25, 2021

Contact:	Media
Stephen W. Ries
Head of Investor Relations
(610) 668-3270
sries@gbli.com

Global Indemnity Group Announces Annual Investor Day Conference on September 13, 2021

BALA CYNWYD, Pennsylvania, August 25, 2021 (GLOBE NEWSWIRE) -- Global Indemnity Group, LLC (NASDAQ:GBLI) (“GBLI”) announced today that it will host its annual investor day conference on Monday, September 13, 2021, in New York City at 1:00 p.m. Eastern. The agenda includes a presentation by Saul A. Fox, Chairman of the Board, David S. Charlton, Chief Executive – Insurance Operations and other members of senior management regarding GBLI’s strategic direction, financial performance, and business outlook, among other topics.

Shareholders and financial analysts interested in attending should contact GBLI’s investor relations team via the following email: ir@gbli.com. The event will be webcast live at the investor relations section of GBLI’s website: https://www.gbli.com/gbli/investors/investor-relations. In addition, questions may be submitted for consideration to ir@gbli.com on or before September 8, 2021.

About Global Indemnity Group, LLC and its subsidiaries

Global Indemnity Group, LLC (NASDAQ:GBLI), through its several direct and indirect wholly owned subsidiary insurance companies, provides both admitted and non-admitted specialty property and casualty insurance coverages and individual policyholder coverages in the United States, as well as reinsurance worldwide. Global Indemnity Group, LLC’s four primary segments are:

●	Commercial Specialty

●	Specialty Property

●	Farm, Ranch, & Stable

●	Reinsurance

For more information, visit the Company’s website at http://www.gbli.com.

Forward-Looking Information

The forward-looking statements contained in this press release1 do not address a number of risks and uncertainties including, COVID-19. Investors are cautioned that Global Indemnity’s actual results may be materially different from the estimates expressed in, or implied, or projected by, the forward looking statements. These statements are based on estimates and information available to us at the time of this press release. All forward-looking statements in this press release are based on information available to Global Indemnity as of the date hereof. Please see Global Indemnity’s filings with the Securities and Exchange Commission for a discussion of risks and uncertainties which could impact the company and for a more detailed explication regarding forward-looking statements. Global Indemnity does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

[1] Disseminated pursuant to the “safe harbor” provisions of Section 21E of the Security Exchange Act of 1934.